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                                                                     EXHIBIT 1.2

                           FORM OF WARRANT AGREEMENT

                        RELATING TO PURCHASE COMMON STOCK

                                       OF

                             TARPON INDUSTRIES, INC.

THIS WARRANT AGREEMENT, THE WARRANTS AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS GRANTED HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

      This is to Certify That, FOR VALUE RECEIVED, each person to whom a warrant (a "Warrant") is issued hereunder (a "Holder"), is entitled to purchase, subject to the provisions of this Warrant Agreement and such Warrant, from Tarpon Industries, Inc., a Michigan corporation (the "Company") the number of fully paid, validly issued and nonassessable common shares, no par value, of the Company ("Common Stock") set forth therein subject to adjustment as set forth herein at a price per share of [150% of public offering price] (the "Initial Exercise Price") which exercise may take place at any time or from time to time during the period commencing 181 days following the initial closing (the "Initial Closing") of the public offering (the "Public Offering") of the Company and continuing until the fifth anniversary of the Initial Closing (the "Exercise Period"), subject to adjustment as set forth herein. The number of shares of Common Stock to be received upon the exercise of a Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". This Warrant Agreement relates to a maximum of 250,000 Warrant Shares (subject to adjustment as set forth herein).

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      (a) EXERCISE OF WARRANTS; CANCELLATION OF WARRANTS.

            (1) A Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that if the last day of the Exercise Period is a day on which banking institutions in the State of Michigan are authorized by law to close, then the last day of the Exercise Period shall be the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to termination of the Exercise Period, the Holder shall have the right to exercise a Warrant commencing at such time through the termination of the Exercise Period into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock for which the Warrant was exercisable immediately prior thereto. A Warrant may be exercised by presentation and surrender thereof to the Company at its principal office with the Exercise Form annexed thereto duly completed and executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrant, but not later than seven
(7) days following the receipt of the Warrant with a duly completed and executed Exercise Form and good and available funds, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or, upon presentation of appropriate transfer documents and compliance with any requirements of the transfer agent for the common stock and any restrictions on transfer of the common stock, its designee. If a Warrant should be exercised in part only, the Company shall, upon surrender of such Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of a Warrant with a duly completed and executed Exercise Form and, unless cashless exercise is elected, good and available funds in the amount of the Exercise Price for the purchased shares at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

            (2) At any time during the Exercise Period, the Holder may, at its option, exercise a Warrant on a cashless basis by exchanging such Warrant, in whole or in part (a "Warrant Exchange"), for the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering such Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a completed and executed Exercise Form and a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Warrant, the completed and executed Exercise Form and the Notice of Exchange are received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the shares remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, such Warrant

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shall represent the right to subscribe for and acquire the number of Warrant
Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

      (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of the Warrants such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

      (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of a Warrant. With respect to any fraction of a share called for upon any exercise of a Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

            (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

            (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the last reported sale price of the Common Stock on the Nasdaq SmallCap Market on the last business day prior to the date of exercise of this Warrant or if no such sale is reported on such day, the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the NASD Electronic Bulletin Board on the last business day prior to the date of the exercise of this Warrant; or

            (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANTS. A Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender thereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable thereunder. Upon surrender of a Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form

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annexed thereto duly executed and funds sufficient to pay any transfer tax and upon compliance with the legend on the first page of this Warrant Agreement, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and such Warrant shall promptly be cancelled. A Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a completed and executed assignment form (if there will be a different Holder) and written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof and compliance with the legend on the first page of this Warrant Agreement. The term "Warrant" as used herein includes any Warrants into which such Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of a Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of a Warrant, if mutilated, and upon receipt of a bond if the Company's transfer agent requires the same, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not such Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

      (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

      (f) ANTI-DILUTION PROVISIONS. Subject to the provisions of Section l hereof, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (1) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action with an appropriate adjustment in the number of shares purchasable hereunder. Such adjustment shall be made successively whenever any event listed above shall occur.

            (2) Subject to the provisions of Subsection (6) below, in case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Subsection (9) below) on the record date

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mentioned below, or less than the Exercise Price on such record date, the
Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock (as defined in Subsection (9) below), and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

            (3) In case the Company shall hereafter distribute to all of the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

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            (4) Subject to the provisions of Subsection (6) below, in case the
Company shall hereafter issue shares of its Common Stock (excluding shares issued (a) in any of the transactions described in Subsection (1) or (2) above,
(b) to, or upon exercise of options granted to the Company's officers, directors, employees, consultants or advisors under a plan, plans or agreements adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4), but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 10% of the Company's Common Stock outstanding at the time of any issuance or 650,000 shares, whichever is greater, (c) upon exercise, conversion or exchange of options, warrants, convertible debentures or other securities convertible into, exchangeable for, exercisable for, or otherwise providing a right to acquire shares of Common Stock, (d) to shareholders of any corporation or other entity which merges into, or is otherwise acquired by, the Company or one of its subsidiaries in proportion to their stock holdings of such corporation or other entity immediately prior to such merger or other acquisition, including without limitation, shares issuable in connection with the Company's subsidiary's acquisition of Steelbank, Inc. stock, (e) issued in a bona fide public offering pursuant to a firm commitment underwriting, including the Public Offering, but only if no adjustment is required pursuant to any other specific subsection of this Section (f) (without regard to Subsection (9) below) with respect to the transaction giving rise to such rights, or (f) described in the prospectus relating to the Public Offering under "Capitalization" as being outstanding or issuable under existing instruments) for a consideration per share (the "Offering Price") less than the current market price per share (as defined in Subsection (8) below on the date the Company fixes the offering price of such additional shares or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (7) below) for the issuance of such additional shares would purchase at such current market price per share of Common Stock (as defined in Subsection (8) below), and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares or (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (8) below) for the issuance of such additional shares would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

            (5) Subject to the provisions of Subsection (6) below, in case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (2) and (3) above) and excluding any securities convertible into or exchangeable for Common Stock that are excluded from Subsection (4) above) for a consideration per share of Common Stock (the "Conversion Price") paid for such

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convertible or exchangeable security, if any, plus the amount, if any payable upon conversion or exchange of such securities (determined as provided in Subsection (7) below) that is less than the current market price per share (as defined in Subsection (8) below) in effect immediately prior to the issuance of such securities, or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (7) below) for such securities would purchase at such current market price per share of Common Stock (as defined in Subsection (8) below), and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate or (ii) in the event the Conversion Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (8) below) for such securities would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made. If an adjustment is made pursuant to this Subsection (5) and the Common Stock issuable pursuant to such securities changes or such securities expire or terminate, or the conversion or exchange feature expires or terminates, the adjustment shall be re-computed.

            (6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (4) or (5) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

            (7) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

                  (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the

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            Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                  (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (7)).

            (8) For the purpose of any computation under Subsections (2), (3),
(4) and (5) above, the current market price per share of Common Stock at any date shall be determined in the manner set forth in Section (c) hereof except that the current market price per share shall be deemed to be the average of the closing prices for 30 consecutive business days before such date.

            (9) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable (1) in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants), or (2) to decrease such Exercise Price, either temporarily or permanently.

            (10) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. In the event the Company does not provide the Holder with such notice and information within 10 days of a request by the Holder, then notwithstanding the provisions of this Section (f), the Exercise Price shall be immediately adjusted to equal the lowest Offering Price, Subscription Price or Conversion Price, as applicable, since the date of this Warrant, and the number of shares issuable upon exercise of this Warrant shall be adjusted accordingly. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

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            (11) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of a Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of such Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (10), inclusive above.

            (12) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of a Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

      (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent for the Warrants, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any Holder of a Warrant executed and delivered pursuant to Section (a) and then outstanding.

      (h) NOTICES TO WARRANT HOLDERS. So long as any Warrants shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of a Warrant) or in case of

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any sale, lease or conveyance to another corporation of the property of the
Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising a Warrant at any time prior to the expiration of such Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock subject to such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

      (j) REGISTRATION RIGHTS.

            (1) (i) The Company hereby agrees with the holders of the Warrants and the Warrant Shares or their transferees (collectively, the "Holders") that upon notice by either Joseph Gunnar & Co., LLC or Holders beneficially owning at least 50% of the Warrants and Warrant Shares, given not more than five years from the date of the commencement of sales under the Public Offering, it will, within three weeks of such notice prepare and file with the Securities and Exchange Commission ("SEC") a registration statement under the Securities Act of 1933, as amended (the "Act") covering the resale of the Warrant Shares as specified in such notice and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter, unless it has already registered the Warrant Shares for resale under the Act using the method of distribution specified by the Holders which registration is then effective and up to date and remains effective and up to date for the 24 months from the date of this Agreement (an "Existing Registration").

                (ii) If there is no Existing Registration and the Company determined to proceed with the preparation and filing of a registration statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), within five years from the date of commencement of sales under the Public Offering, then the Company will give written notice of its determination to all record holders of the Warrants and Warrant Shares. Upon the written request from any Holder, received within 30 days of the Company's notice, the Company will, except as herein provided, cause all such Warrant Shares to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Warrant Shares to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section j(1) shall be underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion by the Holders be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in an underwritten offering described in the preceding sentence, the underwriter determines in good faith that fewer than all of the shares of Common Stock requested to be included therein can be included, the Warrant Shares requested to be included therein shall be reduced last, subject to priority being given only to securities being offered by the Company and by any other selling shareholder exercising demand registration rights in such offering, until the offering is reduced to the level the underwriter determines in good faith should be offered. Notwithstanding such reduction, the Company shall nevertheless register the Warrant Shares, which the holders will agree not to distribute for 45 days after the closing of the underwritten offering.

            (2) In the event the Company is required to file a registration statement for the Warrant Shares (other than the Existing Registration), or is filing a registration statement for other securities in which the Warrant shares shall be included, the Company will:

                  (A) prepare and file with the SEC such registration statement and such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary process such registration statement and to keep such registration statement effective until the earlier of (x) six (6) months from the effective date and (y) the date all of the registered Warrant Shares are sold;

                  (B) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (C) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in any such jurisdiction;

                  (D) notify the Holders or Joseph Gunnar & Co., LLC, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (E) notify the Holders or Joseph Gunnar & Co., LLC promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (F) prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such Holders;

                  (G) prepare and promptly file with the SEC and promptly notify such Holders or Joseph Gunnar & Co., LLC of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                  (H) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

The Company may require each Holder of Warrant Shares as to which any registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such Warrant Shares as the Company may from time to time reasonably request in writing.

            (3) All fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company, provided, however, that the Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes. The fees, costs and expenses of registration to be borne by the Company as provided above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders.

            (4) The Company will indemnify and hold harmless each Holder of Warrant Shares which are included in a registration statement pursuant to the provisions of Section (j)(1) hereof, its directors and officers, and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

            (5) Each Holder of Warrant Shares included in a registration pursuant to the provisions of Section (j)(1) hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person of the Company or any underwriter and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company, its directors, its officers, or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

            (6) Promptly after receipt by an indemnified party pursuant to the provisions of Sections (j)(4) or (5) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections (j)(4) or (5), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections (j)(4) or (5) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

            (7) If the Company fails to carry out its obligations under this Section (j), the Company shall cause any outstanding Warrants to be increased by ten (10%) percent of the Warrant Shares then purchasable thereunder, and shall issue warrants of like tenor hereto to each holder of Warrant Shares seeking to register the same equal to ten (10%) percent of such Warrant Shares, for each month (or a prorated fraction thereof for each portion of a month) of delay in having an effective registration statement which results from such failure. Any such additional Warrant Shares shall be entitled to registration hereunder but shall not be used in calculating additional Warrant Shares under this Section
(j)(7).

            (8) If the Warrant Shares have been included in Registration Statement filed with the Securities and Exchange Commission in connection with the Public Offering and if such Registration Statement is declared effective, and for so long as it remains effective, the Holders shall have no rights to demand a registration or participate in another registration under Section
(j)(1) hereof.

                                     TARPON INDUSTRIES, INC.

                                     By: _______________________________________
                                         Name: Peter Farquhar
                                         Title:Chief Executive Officer

Dated:  January __, 2005

                             TARPON INDUSTRIES, INC.
                             CERTIFICATE OF WARRANT

THIS WARRANT AND THE COMMON SHARES ISSUABLE ON EXERCISE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT AND ANY COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

            For value received, _____________________ (the "Holder") shall be entitled to purchase up to ________ common shares, no par value, of Tarpon Industries, Inc., a Michigan corporation (the "Company") pursuant to, and subject to the terms and conditions of, a Warrant Agreement (the "Warrant Agreement") of even date herewith. The number of shares for which this Warrant may be exercised, and the exercise price, are as set forth in the Warrant Agreement, to which the Holder, by acceptance of this Certificate of Warrant, subscribes and assumes the rights and obligations of a "Holder" thereunder. Exercise or transfer of this Warrant shall be carried out using the annexed forms.

            IN WITNESS WHEREOF, the Company has caused this Certificate of Warrant to be executed and delivered on the date set forth below.

                                     TARPON INDUSTRIES, INC.

                                     By: _______________________________________
                                         Name: Peter Farquhar
                                         Title:Chief Executive Officer

                                  EXERCISE FORM

                                                      Dated

            The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock and hereby makes payment of _______ in payment of the actual exercise price thereof _____ (check) or elects a cashless exercise with respect thereto ______ (check) as to a total of ___________ shares.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
(Please typewrite or print in block letters)

Address

Signature

                                 ASSIGNMENT FORM

            FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto

Name
(Please typewrite or print in block letters)

Address

the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date

Signature

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